Exhibit 99.1

FOR IMMEDIATE RELEASE

Paylocity Announces Mark Kinsey as Senior Vice President of Operations

ARLINGTON HEIGHTS, Ill., May 4, 2015 — Paylocity (Nasdaq:PCTY) today announced that Mark Kinsey has joined Paylocity as Senior Vice President of Operations. In his new role, Kinsey will lead all operational and customer support efforts to drive seamless service experience to our clients. “We are excited to welcome Mark to the Paylocity family. As we continue to grow our client base and expand our product portfolio, we saw an opportunity to add an experienced, client-focused executive to help us scale operations. We were also very focused on finding someone that shares our values and will continue to drive a strong Paylocity culture,” says Steve Beauchamp, Paylocity President and CEO.

Kinsey brings extensive operational leadership experience, most recently as President of Online Data Collection at Ipsos from 2012 to 2015. Prior to joining Ipsos, Kinsey held several positions at The Nielsen Company from 2002 to 2012, including Head of North America Consumer Operations and Global Product Leader of consumer household panel services. Before joining The Nielsen Company, Kinsey was a consultant in the general practice with AT Kearney, a management consulting firm. He holds a B.S. in Finance from Ball State University and an M.B.A. from Indiana University.

“It’s an honor to be joining Paylocity,” says Kinsey, “I look forward to working with the incredible people at Paylocity and contributing to our growth.”

About Paylocity

Paylocity is a provider of cloud-based payroll and human capital management, or HCM, software solutions for medium-sized organizations. Paylocity’s comprehensive and easy-to-use solutions enable its clients to manage their workforces more effectively.  Paylocity’s solutions help drive strategic human capital decision-making and improve employee engagement by enhancing the human resource, payroll and finance capabilities of its clients. For more information, visit www.paylocity.com.

Safe Harbor/forward looking statements

This press release contains forward-looking statements that involve substantial risks and uncertainties, including statements about the functionality and benefits of human capital management software solutions generally as well as the functionality and benefits of Paylocity’s human capital management software solutions. All statements, other than statements of historical facts, included herein regarding Paylocity’s future operations, prospects, plans and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “would,” “seek” and similar expressions (or the negative of these terms) are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about management’s beliefs, intentions or goals.  Paylocity may not actually achieve the expectations disclosed in the forward-looking statements, and you should not place undue reliance on Paylocity’s forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to differ materially from the expectations disclosed in the forward-looking statements, including the risks associated with Paylocity developing and enhancing products and solutions with the functionality necessary to deliver the stated results and the risks associated with the implementation and maintenance of human capital management software solutions, such as Paylocity’s human capital management software solutions.  These forward-looking statements represent Paylocity’s expectations as of the date of this press release. Subsequent events may cause these expectations to change, and Paylocity disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.

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Media Contact: Rebecca Everding, Director of Marketing
reverding@paylocity.com, M: 222.254.0088